UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020 (December 11, 2020)

Atlas Crest Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 883-3800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	ACIC. U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	ACIC	The New York Stock Exchange

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ACIC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, the Board of Directors (the “Board”) of Atlas Crest Investment Corp. (the “Company”) elected Todd Lemkin as a Class I director of the Company and a member of the Board’s audit, nominating and governance and compensation committees. Mr. Lemkin will begin his term on December 18, 2020. The Board has determined that Mr. Lemkin is “independent” as that term is defined under the NYSE listing rules for purposes of serving on the Board and committees and that he also satisfies the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act, as amended, for purposes of serving as an independent director on the audit committee.

The Company will reimburse non-employee directors for expenses incurred in connection with attending Board and committee meetings. In addition, Mr. Lemkin and the Company have entered into an indemnification agreement substantially in the form attached as Exhibit 10.4 to the Form 8-K filed by the Company with the Securities and Exchange Commission on November 2, 2020.

On December 17, 2020, the Company issued a press release announcing the election of Mr. Lemkin to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Forfeiture of Founder Shares

As previously reported, on October 30, 2020, the Company consummated its initial public offering (the “IPO”) of 50,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $500,000,000. The Company also granted the underwriters in the IPO a 45-day option to purchase up to an additional 7,500,000 units to cover over-allotments, if any. Atlas Crest Investment LLC, the Company’s sponsor (the “Sponsor”), owned an aggregate of 14,375,000 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) at the consummation of the IPO, up to 1,875,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

On December 11, 2020, upon the expiration of the 45-day period and the underwriters not exercising the over-allotment option, 1,875,000 shares of Class B Common Stock were forfeited by the Sponsor in order for it to maintain ownership of 20.0% of the issued and outstanding shares of common stock of the Company (excluding private units held by the Sponsor). Such forfeited shares were cancelled by the Company.

Separate Trading of Class A Common Stock and Warrants

On December 17, 2020, the Company announced that the holders of the Company’s Units may elect to separately trade Class A Common Stock and Warrants included in the Units commencing on December 18, 2020. Each Unit consists of one share of Class A Common Stock, and one-third of one warrant to purchase one share of Class A Common Stock. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “ACIC.U”. Any underlying shares of Class A Common Stock and Warrants that are separated are expected to trade on the New York Stock Exchange under the symbols “ACIC” and “ACIC WS”, respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A Common Stock and Warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Atlas Crest Investment Corp. dated December 17, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Crest Investment Corp.

	By:	/s/ Michael Spellacy
		Name:	Michael Spellacy
		Title:	Chief Executive Officer
Dated: December 17, 2020

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